Exhibit 10.4

LOCK-UP AGREEMENT

May 3, 2013

Ladies and Gentlemen:

The undersigned is a beneficial owner of shares of capital stock, or securities convertible into or exercisable or exchangeable for the capital stock (each, a “Company Security”) of First Independence Corp., a Florida corporation (the “Company”). This Letter Agreement is entered into between the undersigned and the Company in connection with the undersigned’s acquisition of Company Securities from certain shareholders of the Company (the “Shares Purchase”).

1.       The undersigned, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees that during the period beginning on the closing of the undersigned’s Share Purchase (the “Closing Date”) and ending twelve (12) months after such date (the “Lockup Period”), the undersigned will not, subject to the Leak Out Provision as provided in Section 2 below, without the prior written consent of the Company, directly or indirectly, (i) offer, sell, offer to sell, contract to sell, hedge, pledge, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or sell (or announce any offer, sale, offer of sale, contract of sale, hedge, pledge, sale of any option or contract to purchase, purchase of any option or contract of sale, grant of any option, right or warrant to purchase or other sale or disposition), or otherwise transfer or dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future), any securities of the Company (each, a “Company Security”), beneficially owned, within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), by the undersigned on the date hereof or hereafter acquired or (ii) enter into any swap or other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of any Company Security, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of any Company Security (each of the foregoing, a “Prohibited Sale”).This Letter Agreement shall apply to all Company Security issued to the undersigned.

2.       Leak Out Provision. The Company and the undersigned agree that during the Lockup Period, the undersigned may conduct a Prohibited Sale of the Company Securities beneficially owned by the undersigned in accordance with the following: beginning on the second month anniversary from the Closing Date and prior to the expiration of the Lockup Period, the undersigned is permitted to sell or transfer a number of the Company Securities no more than 5% of the total trading volume of the Company’s Shares as reported by Bloomberg, L.P. during the one calendar week period immediately preceding the date of such sale by the undersigned.

3.       The undersigned hereby authorizes the Company during the Lockup Period to cause any transfer agent for the Company Securities to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, the Company Securities for which the undersigned is the record holder and, in the case of Company Securities for which the undersigned is the beneficial but not the record holder, agrees during the Lockup Period to cause the record holder to cause the relevant transfer agent to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, such Company Securities.

4.       Notwithstanding the foregoing, the undersigned (and any transferee of the undersigned) may transfer any shares of a Company Security: (i) as a bona fide gift or gifts, provided that prior to such transfer the donee or donees thereof agree in writing to be bound by the restrictions set forth herein, (ii) to any trust, partnership, corporation or other entity formed for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that prior to such transfer a duly authorized officer, representative or trustee of such transferee agrees in writing to be bound by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iii) to non-profit organizations qualified as charitable organizations under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or (iv) if such transfer occurs by operation of law, such as rules of descent and distribution, statutes governing the effects of a merger or a qualified domestic order, provided that prior to such transfer the transferee executes an agreement stating that the transferee is receiving and holding any Company Security subject to the provisions of this agreement. For purposes hereof, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. In addition, the foregoing shall not prohibit privately negotiated transactions, provided the transferees agree, in writing, to be bound to the terms of the lock-up agreements for the balance of the Lockup Period.

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5.       Opinion of Counsel. Any Company Security of the undersigned shall contain a restrictive “lock-up” legend governed by the terms of this Letter Agreement. The Company’s transfer agent shall only accept an opinion of counsel to remove such legend from counsel acceptable to the Company.

6.       This Letter Agreement shall be governed by and construed in accordance with the laws of the New York.

7.       This Letter Agreement will become a binding agreement among the undersigned as of the date hereof. In the event that no closing of the Share Exchange Transaction occurs, this Letter Agreement shall be null and void. This Letter Agreement (and the agreements reflected herein) may be terminated by the mutual agreement of the Company and the undersigned, and if not sooner terminated, will terminate upon the expiration date of the Lockup Period. This Letter Agreement may be duly executed by facsimile and in any number of counterparts, each of which shall be deemed an original, and all of which together shall be deemed to constitute one and the same instrument. Signature pages from separate identical counterparts may be combined with the same effect as if the parties signing such signature page had signed the same counterpart. This Letter Agreement may be modified or waived only by a separate writing signed by each of the parties hereto expressly so modifying or waiving such agreement.

Very truly yours,

Holder

By:
Name:
Title:
Number of shares of
Company Securities owned:

Accepted and Agreed:

First Independence Corp.

By:	/s/ Ira Shapiro
Name:	Ira Shapiro
Title:	Chief Executive Officer

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